UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(e) Compensatory arrangements
     On February 9, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Celanese Corporation (the “Company”) adopted the following compensation decisions regarding the named executive officers of the Company:

     2011 Annual Performance Bonus Award Targets.  The Committee approved target bonus levels for each of the named executive officers under the 2011 Annual Performance Bonus Plan (the “2011 Bonus Plan”), pursuant to which executive officers may receive a cash bonus after the end of the fiscal year based on total Company performance. The 2010 and 2011 target bonus levels are shown as a percentage of 2010 and 2011 base salary, respectively:

Named
Executive Officer	2010 Target Bonus Level	2011 Target Bonus Level
David N. Weidman	100%	100%
Douglas M. Madden	90%	90%
Steven M. Sterin	80%	80%
Gjon N. Nivica, Jr.	70%	70%

     The actual amount paid under the 2011 Bonus Plan may differ from the 2011 target bonus level as a result of Company and individual performance during the year.  After the end of 2011, the Committee will determine the actual amount of annual performance bonuses under the 2011 Bonus Plan after assessing an executive officer’s achievement of his/her individual goals and the achievement by the Company of certain financial and non-financial metrics, including Operating EBITDA, working capital and EHSA goals.  The 2011 Bonus Plan is a performance-based plan created under the Company’s 2009 Global Incentive Plan, which was approved by stockholders in 2009, under which Incentive Bonuses (as defined therein) may be awarded.

     Long-Term Incentive Equity Awards. The Committee approved an award of performance-vesting restricted stock units to a named executive officer, as follows:

Named Executive Officer	Number of Performance RSUs at Target	Vesting
Gjon N. Nivica, Jr.	5,995	100% cliff vesting on October 1, 2013

     The percentage of the target number of performance-vesting RSUs awarded that may vest on the vesting date is subject to the achievement of specified levels of (i) Operating EBITDA during the 2011 and 2012 fiscal years and (ii) “Total Shareholder Return” as compared to peer companies during the period that commenced October 1, 2010 and that will be completed on September 30, 2013.  A portion of the award, 45%, is subject to an additional holding period after the vesting date, to the extent earned.  The award is substantially similar to other performance-vesting restricted stock units awarded in 2010.  For additional information about the terms of those awards, see Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2010 (the “September Form 8-K”), which is incorporated herein by reference.  The grant of performance-vesting restricted stock units was made pursuant to the Company’s 2009 Global Incentive Plan and will be represented by an award agreement substantially similar to the form of Performance-Vesting Restricted Stock Award Agreement approved by the Committee and filed as Exhibit 10.1 to the September Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: February 15, 2011